Exhibit 16





April 15, 2009

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
USA 20549

Dear Sir and/or Madam:

We have read the statements that we understand Imaging3, Inc. will include under
Section 4 of the Form 8-K it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.


Yours truly,

/s/ Kabani & Company, Inc.
-------------------------
Kabani & Company, Inc.
Certified Public Accountants